F O R            I M M E D I A T E            R E L E A S E

Media Contact: Bob Hetherington
901.682.1360
bhether@earthlink.net
Financial Contact: Randall H. Brown
901.259.2500
rbrown@edrtrust.com

Education Realty Trust Reports Third Quarter 2005 Results

Memphis, Tennessee, November 14, 2005 – Education Realty Trust, Inc. (NYSE: EDR), America’s most experienced provider of collegiate student housing, today announced financial results and operational highlights for the quarter ended September 30, 2005.

Highlights

•	Growth-driven revenues topped $23.8 million for the three months ended September 30, 2005, up 265% from the comparable period in 2004.

•	Quarterly revenue gains were offset by higher than anticipated expenses for making units ready for fall occupancy, student amenities, bad debts, utilities and real estate taxes.

•	Funds from operations (FFO) were $1.0 million, or $0.03 per potentially dilutive share, and $5.6 million, or $0.20 per potentially dilutive share, and funds from operations – adjusted (FFO-A) were $1.2 million or $0.04 per potentially dilutive share and $12.0 million or $0.42 per potentially dilutive share for the three and eight months ended September 30, 2005, respectively. Both FFO and FFO-A are up from 2004 and a reconciliation of FFO and FFO-A to net loss is in the accompanying financial tables.

•	EDR agreed to acquire a rare portfolio of 13 student housing properties with 5,894 beds in six states from Place Properties, L.P. of Atlanta in a sale-leaseback transaction valued at $195 million in cash, partnership units and assumed debt. The transaction is expected to close before the end of the year.

•	EDR completed a private placement of 4,375,000 million shares of common stock and raised new equity capital, after expenses, of $67.2 million for the Place Properties purchase.

•	EDR started the ’05-’06 school year with occupancy at 96 percent, up from 88.2 percent a year ago.

•	The company’s development arm started on the first of a four-phase, $230-million, 3,600-bed housing replacement at Indiana University of Pennsylvania, its ninth collegiate housing venture at schools in the Pennsylvania higher education system.

•	The company’s property management arm opened new properties in Ohio and Pennsylvania and assumed management responsibilities at a 641-bed property serving students at UT in Austin, Texas.

•	The company purchased a 576-bed student housing community at Auburn University for $12.7 million.

•	The company paid a $0.30 per share third-quarter cash dividend to stockholders on Nov. 7, 2005, which boosted to $0.79 per share dividends paid through eight months as a public company.

Third Quarter Operating Results

Year-to-date information discussed herein reflects the combination of EDR’s operations since its commencement of operations on January 31, 2005, and the operations of its predecessor for the period prior to January 31, 2005. Operating results for the quarter ended September 30, 2005 reflect EDR’s acquisition of 26 student apartment communities with 19,501 beds, compared to the company’s predecessor operations that included only 3,896 beds. Therefore, a comparison of operating results for 2005 versus 2004 is not meaningful.

Third-quarter revenues were $23.8 million and operating expenses were $26.7 million, resulting in a quarterly net operating loss of $2.9 million. A significant increase in depreciation and amortization expense related to the acquisition of the initial properties and costs associated with making student apartments ready for the new academic year, student amenities, utilities, bad debt and real estate tax assessments caused operating expense growth to outpace revenue growth and accounts for a decline in operating profits quarter over quarter. Higher than normal turn costs were necessary to bring acquired properties up to company standards and to improve occupancy and future operating performance.

For the nine months ended September 30, 2005, revenues were $61.9 million and operating expenses were $68.1 million, resulting in a net operating loss of $6.2 million. The impact of the higher operating expenses outlined above are also reflected in the nine-month statistics. Including non-operating expenses, such as interest, the company posted a net loss of $17.5 million for the nine months ended September 30, 2005.

The company posted FFO of $1.0 million, or $0.03 per potentially dilutive share, for the quarter ended September 30, 2005, up from a $0.4 million loss for the third quarter of 2004, and FFO of $5.6 million, or $0.20 per potentially dilutive share, for the eight months ended September 30, 2005, up from $2.5 million for the first nine months of 2004. The company’s FFO-A, which is its funds from operations adjusted for significant one-time non-cash transactions, was $1.2 million, or $0.04 per potentially dilutive share, for the three months ended September 30, 2005 and $12.0 million, or $0.42 per potentially dilutive share, for the eight months then ended. Although faced with higher costs for turn-related activities, student amenities and utilities, EDR management is satisfied with results seen in the company’s leasing and occupancy for the ’05-’06 school year.

Acquisition and Development Activity

On July 7, 2005, EDR acquired the 576-bed community now known as the Reserve on South College, about one mile from the Auburn University campus in Auburn, Alabama, for $12.7 million in cash and assumed liabilities. So far this year, EDR has acquired five student housing communities with 3,672 beds at a combined cost of approximately $119.7 million. The occupancy of this group reached 97 percent as of September 30, 2005 compared to 82 percent the previous September 30.

In addition, during the quarter, EDR agreed to acquire 13 student housing communities with 5,894 beds from Place Properties, L.P. of Atlanta in a transaction valued at $195 million. The transaction, once completed, will give EDR ownership of desirable student housing assets in attractive regional markets in Alabama, Georgia, Kentucky, Missouri, South Carolina and Tennessee. Such regional markets are desirable in that they have lower than average on-campus housing and are expected to experience more rapid near-term enrollment growth because of constraints on the primary campuses of major public universities. Also, because the transaction is structured as a sale-leaseback, EDR will extend its reach to these regional markets without expanding its overhead in them.

On September 30, 2005, EDR completed a private placement of 4,375,000 million shares of its common stock at $16 per share. After the payment of transaction expenses, the net proceeds to EDR were $67.2 million. The funds will be used to fund the purchase of the Place Properties portfolio.

During the quarter ended September 30, 2005, the company continued to provide, through its development company subsidiary, development consulting services for five student housing communities with an aggregate of 3,634-beds. Those include:

•	At Slippery Rock University in Pennsylvania, construction continues on a four-building, 1,390-bed student housing community, which is the first phase of a planned replacement of 2,200 old-style residence hall beds. The company’s development company subsidiary serves as sole developer of the university-managed residential community scheduled to begin a phased opening in August 2006.

•	At California University in Pennsylvania, construction continues of 447 beds of on-campus student housing, the company’s second project there. The assignment is part of a multiphase scope of work to replace older dorms. The company’s development company subsidiary is a developer on the venture, which will be managed by the university upon completion scheduled for August 2006.

•	In Denver, construction continues on the 685-bed Campus Village Apartments adjacent to the Auraria Higher Education Center, a shared campus for the University of Colorado at Denver, Metropolitan State College and Community College of Denver, which serves about 34,000 students. The company’s development company subsidiary serves as a development consultant and its management company subsidiary will manage Campus Village upon its completion, which is scheduled for fall 2006.

•	In Birmingham, construction continues on the 190 unit, 753-bed Blazer Hall at the University of Alabama – Birmingham. The company’s development company subsidiary serves as the developer, and its management company subsidiary will manage the on-campus community upon its completion, which is scheduled for spring 2006.

•	In Louisville, construction has commenced on a 359-bed residential suites and Greek organization building. The company’s development company and management company subsidiaries serve as both the developer and the property manager of the community scheduled to open in fall 2006. This property is the company’s third development and fourth property management assignment in the past five years at the University of Louisville.

In the third quarter, EDR’s development company subsidiary was selected to begin work on the first of a four-phase, $230-million, 3,600-bed initiative to replace all on-campus student housing at Indiana University of Pennsylvania. Construction is slated to begin in the spring of 2006.

Property Management Update

EDR’s property management company subsidiary was also quite active during the third quarter, opening three new properties in Ohio and Pennsylvania. They are the 104-unit, 407-bed Honeysuckle student apartment community at Bloomsburg University in Pennsylvania and Stratford Heights, a 451-unit, 710-bed student apartment community, and University Park, a 288-unit, 758-bed student apartment community, both adjacent to the University of Cincinnati.

2005 Outlook

Based on the judgment and current expectations of the management team and reflecting the dilutive impact of the newly-issued common shares from EDR’s September private placement offering, the company is narrowing and lowering its previous 2005 FFO and FFO-A guidance. The company now expects that full-year 2005 FFO will range from $0.45 to $0.48 per potentially dilutive unit/share, and FFO-A will range from $0.68 to $0.70 per fully diluted share. This is due to several factors, which primarily include:

•	The dilutive effect of the company’s September 30, 2005 private placement equity offering which was not deployed. The impact of this transaction is estimated to lower 2005 FFO by 11 cents per share and FFO-A by 15 cents per share.

•	An anticipated delay in closing the acquisition of the 13-property Place transaction, which had been anticipated to close in early November 2005, and a slow-down in the anticipated pace of new acquisitions for the remainder of 2005. This impacted 2005 FFO by approximately 4 cents per share.

•	A timing difference in the recognition of development fees earned from the company’s development consulting service projects. This resulted in the deferral of fees received during 2005 period, which lowered FFO by approximately 3 cents per share.

•	Higher than anticipated increases in certain operating expenses resulting in a lower FFO by approximately 6 cents per share. The increases include bad debt expense ($.02), marketing costs ($.01), utility expenses ($.02) and real estate tax assessments ($.01).

A reconciliation of the range provided for projected net income to projected FFO and FFO-A for the fiscal year ended December 31, 2005, and the assumptions utilized in connection therewith, are included in the tables herein.

Statements regarding the company’s 2005 outlook are forward-looking. Actual results may differ materially, especially in the uncertain economic environment, and may be affected by many factors in addition to those listed above, including: the timely completion of the company’s property acquisition plan at favorable terms; the occupancy levels and the leasing rates achieved at the company’s student housing communities; the realization of development services revenue throughout the construction period of development projects; interest rate; and the amount of income recognized by the taxable REIT subsidiary and any corresponding income tax expense, and other risk factors.

Beginning December 15, 2005, the company will observe a “quiet period” during which it and its representatives will not comment concerning previously published financial expectations. Prior to the start of the “quiet period” the public can continue to rely on the expectations published in this 2005 Outlook section as still being the company’s current expectations on matters covered, unless the company publishes a notice stating otherwise. The public should not rely on previously published expectations during the “quiet period,” and the company disclaims any obligation to update any previously published financial expectations during the “quiet period.” The “quiet period” will extend until the date when the company’s next quarterly earnings release is published.

Supplemental Information and Quarterly Conference Call

Supplemental financial and operating information, as well as this media release, are available at the company’s web site, www.educationrealty.com. The company will host an earnings conference call for investors and interested parties on Monday, November 14, 2005, beginning at 11 a.m. (Eastern Time). The call will feature Paul O. Bower, EDR president, chairman and chief executive officer; Randall H. Brown, executive vice president and chief financial officer; and Craig L. Cardwell, executive vice president and chief investment officer, who will review the company’s results.

To access the call, participants from within the U.S. may dial 888.873.4896 and international participants may dial 617.213.8850. The pass code for this call is 29462951. Participants who prefer to listen to the call and view an accompanying slide presentation via the Internet may log on to www.educationrealty.com or www.earnings.com, or institutional investors may log on to www.streetevents.com 15 minutes prior to the call.

A taped rebroadcast of the earnings call will be available approximately one hour following its completion on November 14 through November 21, 2005. To access the rebroadcast, the domestic number is 888.286.8010, the international number is 617.801.6888, and the pass code is 17000732. A replay of the call will also be available at www.educationrealty.com or www.earnings.com for 30 days following the call.

About Education Realty Trust

Education Realty Trust is one of America’s largest owners and operators of collegiate student housing, owning and/or managing approximately 29,099 beds at 43 properties near campuses across America and developing another 3,634 beds. EDR is one of the largest real estate investment trusts (REITs) focused solely on collegiate student housing, and is the nation’s most experienced provider of collegiate student housing, as the successor to the first national company to own, build and operate collegiate student residences. For more information about EDR, please visit the company’s web site at www.educationrealty.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Education Realty Trust’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the “Business-Risk Factors” section of the company’s annual report on Form 10-K for the year ended Dec. 31, 2004. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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EDUCATION REALTY TRUST, INC. AND

SUBSIDIARIES AND EDUCATION REALTY TRUST PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	September 30, 2005	December 31, 2004
	Consolidated EDR	Consolidated EDR	Combined
			EDR Predecessor
	(unaudited)
Assets
Student housing properties, net	$623,933	$—	$83,785
Corporate office furniture, net	1,023	—	—

Cash and cash equivalents	72,683	1	2,883
Restricted cash and short-term investments	8,086	—	1,102
Student contracts receivable, net	1,106	—	87
Management fee receivable from third party, net	437	—	161
Goodwill and other intangibles, net	3,878	—	—
Other assets	10,070	3,790	856

Total assets	$721,216	$3,791	$88,874

Liabilities and stockholders’ and predecessor owners’ equity
Liabilities
Mortgage loans, net of unamortized premium/discount	$328,846	$—	$81,111
Revolving line of credit	2,000	497	—
Note payable to affiliate	—	—	485
Accounts payable and accrued expenses	14,677	—	1,642
Accounts payable affiliate	751	3,515	799
Deferred revenue	10,249	—	3,048

Total liabilities	356,523	4,012	87,085
Minority interest	28,158	—	—
Commitments and contingencies	—	—	—
Stockholders’ and predecessor owners’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 26,256,217 shares issued and outstanding as of September 30, 2005	263	—	—
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—	—
Unearned deferred compensation	(2,621)	—	—
Additional paid in capital	362,296	1	—
Loan to unitholder	(5,996)	—	—
Warrants	375	—	—
Accumulated deficit	(17,782)	(222)	—
Predecessor owners’ equity	—		1,789

Total stockholders’ and predecessor owners’ equity	336,535	(221)	1,789

Total liabilities and stockholders’ and predecessor owners’ equity	$721,216	$3,791	$88,874

EDUCATION REALTY TRUST, INC. AND

SUBSIDIARIES AND EDUCATION REALTY TRUST PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Education	Education Realty
	Realty Trust, Inc.	Trust Predecessor
	Consolidated	Combined
	Three months ended	Three months ended
	September 30, 2005	September 30, 2004
Revenues:
Student housing leasing revenue	$21,038	$4,754
Third-party development services	791	18
Third-party management services	511	341
Operating expense reimbursements	1,474	1,412

Total revenues	23,814	6,525
Operating expenses:
Student housing leasing operations	15,452	3,271
General and administrative	1,557	910
Depreciation and amortization	8,236	783
Reimbursable operating expenses	1,474	1,412

Total operating expenses	26,719	6,376
Operating income (loss)	(2,905)	149
Nonoperating expenses:
Interest	4,782	1,411
Amortization of deferred financing costs	252	41
Interest income	(146)	—

Total nonoperating expenses	4,888	1,452
Loss before equity in earnings of unconsolidated entities, income taxes and minority interest	(7,793)	(1,303)
Equity in earnings of unconsolidated entities	332	137

Loss before income taxes and minority interest	(7,461)	(1,166)
Taxes	340	—

Loss before minority interest	(7,801)	(1,166)
Minority interest	(617)	—

Net loss	$(7,184)	$(1,166)

Earnings per share information:
Loss per share – basic and diluted	$(0.33)

Weighted average common shares outstanding-basic and diluted	21,923,244

EDUCATION REALTY TRUST, INC. AND

SUBSIDIARIES AND EDUCATION REALTY TRUST PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Education	Education Realty	Education Realty	Education Realty
	Realty Trust, Inc.	Trust, Inc.	Trust Predecessor	Trust Predecessor
	Consolidated	Consolidated	Combined	Combined
	January 31 to	January 1 to	January 1 to	Nine months ended
	September 30, 2005	January 30, 2005	January 30, 2005	September 30,
				2004
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Student housing leasing revenue	$53,663	$—	$1,772	$15,429
Third-party development services	973	—	—	388
Third-party management services	1,155	—	103	956
Operating expense reimbursements	3,538	—	671	3,858

Total revenues	59,329	—	2,546	20,631
Operating expenses:
Student housing leasing operations	31,106	—	779	8,158
General and administrative	7,998	10	367	2,720
Depreciation and amortization	23,387	—	260	2,329
Reimbursable operating expenses	3,538	—	671	3,858

Total operating expenses	66,029	10	2,077	17,065
Operating income (loss)	(6,700)	(10)	469	3,566
Nonoperating expenses:
Interest	11,587	—	479	4,215
Exit fees on early repayment of mortgages	1,084	—	—	—
Amortization of deferred financing costs	582	—	—	122
Interest income	(630)	—	—	—

Total nonoperating expenses	12,623	—	479	4,337
Loss before equity in earnings of unconsolidated entities, income taxes and minority interest	(19,323)	(10)	(10)	(771)
Equity in earnings of unconsolidated entities	560	—	27	933

Income (loss) before income taxes and minority interest	(18,763)	(10)	17	162
Taxes	170	—	—	—

Net income (loss) before minority interest	(18,933)	(10)	17	162
Minority interest	(1,384)	—	—	—

Net income (loss)	$(17,549)	$(10)	$17	$162

Earnings per share information:
Loss per share – basic and diluted	$(0.80)

Weighted average common shares outstanding-basic and diluted	21,883,589

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
AND EDUCATION REALTY TRUST PREDECESSOR
CALCULATION OF FFO AND FFO-A
(Unaudited, in thousands, except share and per share data)

	Three months	Three months ended	January 31	January 1	Nine months
	ended	September 30, 2004	to	to	ended
	September 30, 2005		September 30, 2005	January 30, 2005	September 30, 2004
	(EDR Consolidated)	(EDR Predecessor)	(EDR Consolidated)	(EDR and EDR	(EDR Predecessor)
				Predecessor)
Net income (loss)	$(7,184)	$(1,116)	$(17,549)	$7	$162
Real estate related depreciation and amortization	8,159	780	23,178	260	2,326

Funds from operations (“FFO”)	975	(386)	5,629	267	2,488
Elimination of one-time IPO related transactions:
Charge for profit interest units	—	—	4,082	—	—
Write-off of fees associated with repayment of mortgage debt	—	—	1,039	—	—
Loss of deferred revenue due to purchase accounting (1)	206	—	1,233	—	—
Impact of IPO related transactions	206	—	6,356	—	—

Funds from operations – adjusted (“FFO-A”)	$1,181	$(386)	$11,985	$267	$2,488

FFO per share – potentially dilutive stocks/units	$0.03		$0.20
FFO-A per share – potentially dilutive stocks/units	$0.04		$0.42
Total potentially dilutive common and restricted stock and partnership units	28,302,228

(1) Represents the balance of deferred straight-lined rents and service fees at the time of the IPO acquisitions that would have been recognized by the company during the reported period had it already owned the properties. FAS 141 does not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.

2005 OUTLOOK
CONSOLIDATED & COMBINED STATEMENT OF FUNDS FROM OPERATIONS
(Unaudited, in thousands, except share and per share data)

	For the Period February 1
	to December 31, 2005
	Low Range	High Range
Net income (loss)	$(17,842)	$(17,689)
Real estate related depreciation and amortization	30,652	31,216

Funds from operations (“FFO”)	12,810	13,527
Elimination of one-time IPO related transactions:
Charge for profit interest units	4,039	4,039
Write-off of fees associated with repayment of mortgage debt	1,084	1,084
Loss of deferred revenue due to purchase accounting (1)	1,233	1,233

Total impact of IPO related transactions	6,356	6,356

Funds from operations – adjusted (“FFO-A”)	$19,166	$19,884

FFO per share – potentially dilutive stocks/units	$0.45	$0.48

FFO-A per share – potentially dilutive stocks/units	$0.68	$0.70

Total potentially dilutive common and restricted stock and partnership units	28,302,228

(1) Represents the balance of deferred straight-lined rents and service fees at the time of the IPO acquisitions that would have been recognized by the company during the reported period had it already owned the properties. FAS 141 does not allow such revenue items to be carried forward in an acquisition, resulting in this one-time, non-recurring loss of revenue.